Maybank

PRIVATE AND CONFIDENTIAL
Ref: CDU/AT/06KONHWE

10 March 2023

Maybank Singapore Limited
(UEN: 201804195C)
2 Battery Road, Maybank Tower
Singapore 049907
www.maybank2u.com.sg

Customer's Copy

Kong Hwee Iron Works & Construction Pte Ltd
7 Senoko South Road
Singapore 758071

Dear Sirs and Madams

Banking facilities

We are pleased to offer to you the following facilities ("Facilities") on the terms and conditions stated in this Letter of Offer.

1. Facilities

1.1	Facility Type	Amount	Interest Rate/Commission
(a)	Revolving Credit Facility ("RCF")	S$2,000,000	1.8% p.a. above our Cost of Funds for interest period of 1, 3 or 6 months
(b)	Sight/ Local/3rd country /Usance Letter of Credit ("LC") up to 150 days	S$1,500,000	For LC amount less than S$250,000: 0.125% per month (minimum 2 months) or S$80 whichever is higher For LC amount of S$250,000 and above: 0.0625% per month (minimum 2 months) or S$80 whichever is higher
(c)	Trust Receipt ("TR") financing up to 120 days in respect of bills drawn under our LC &/or Collection Bills &/or Invoice Purchases ("TRI")	(S$1,500,000)	For TR in Singapore Dollars: 1.5% p.a. above our Cost of Funds subject to availability
(d)	Short Term Loan ("STL") - 4 months	(S$1,000,000 or outstanding amounts of trust receipts with DBS Bank Limited ("DBS") on the date of refinancing, whichever is lower)	1.5% p.a. above our Cost of Funds for interest period of 1 month
	Total	S$3,500,000	

1.2 Within Line

TR/STL facilities are to be utilised within the LC Amount.

Maybank CMG SINGAPORE

MSL-M23-001

2. **Interest Rate**

Our SGD Prime Rate is currently 5.25% per annum.

Any Interest Rate(s) stated in this Letter of Offer (including any applicable margin, spread, commission, bank and other charges and costs) ("**Applicable Rate**") may, at our absolute discretion from time to time and at any time, be varied, increased, adjusted, substituted or replaced (including a substitution or replacement of the Applicable Rate with such other rate as we may, at our absolute discretion, determine) and we will notify you of the effective date of the revision.

Without prejudice to the generality of the foregoing, if we determine that any Applicable Rate (including where any available tenor thereof is no longer representative) has or may cease to be published or provided or is or may be unavailable (temporarily, indefinitely or permanently), not appropriate or discontinued at any time, for any reason whatsoever, for the purpose of calculating the interest for any Facility, or the calculation methodology for the Applicable Rate has changed, we may, at our absolute discretion at any time, vary, substitute or replace (including varying, substituting or replacing the applicable rate, margin, calculation methodology or implementing any technical, administrative or operational changes relating thereto) such Applicable Rate (the "**Revised Rate**") after giving due consideration to: (i) any designation, nomination or recommendation by a relevant nominating body; and (ii) generally accepted market practice (or, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for the administration of such Revised Rate exists, in such other manner of administration as we decide is reasonably necessary in connection with the administration of this Letter of Offer and all other documents applicable to the Facilities).

Following the determination of such Revised Rate(s), we will notify you of the effective date of application of such Revised Rate(s) together with such applicable margin, spread, commission, bank and other charges and costs applicable and, where appropriate, such other information (including details of any consequential modification, variation or amendment to this Letter of Offer) as we, in our absolute discretion, deem appropriate.

Without prejudice to the generality of this clause, if a Market Disruption Event occurs, we shall be entitled to review and certify a substitute Interest Rate which shall take effect from the date of certification and for so long as such event or circumstances continue to subsist.

Any determination, decision or election that may be made by us pursuant to this clause, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding in the absence of manifest error and may be made in our sole discretion and without consent from you, except, in each case, as expressly required pursuant to this clause.

Interest will be computed on a 360, 365 or 366-day basis as we may determine at our discretion.

If any day on which a rate of interest for a Facility is required to be determined is not a business day, the rate of interest on that Facility for that day will be the rate applicable to the immediately preceding business day.

Where a Facility is priced at an interbank rate, if that rate is less than zero, then that interbank rate shall be deemed to be zero.

Maybank CMG SINGAPORE

3. **Default Interest**

Default interest (subject to a minimum of S$20 or its equivalent, rounded up to the nearest whole currency denomination) shall be payable at the rates stated below, or at such other rate as the Bank may from time to time determine, on such amounts payable and not paid when due or upon demand until the date of actual payment ("**Unpaid Sum**"), as the case may be, and on any utilisation in excess of the approved limit for the following Facilities:

(i) in respect of any Singapore Dollar denominated Facilities on term basis - at the rate of 3% per annum above the rate charged for such Facilities of such duration as we may determine,

(ii) in respect of TR Facilities - at such rate(s) per annum as may be stipulated in any of the Bank's form, agreement or the Bank's terms and conditions for TR Facilities,

(iii) in respect of all other Facilities (not referred to in sub-clauses (i) and (ii)) granted in Singapore Dollars - at the rate of 5% per annum above our SGD Prime Rate or 3% per annum above the rate charged for such Facilities, whichever is the greater,

(iv) in respect of any foreign currency denominated facility - at the rate of 2% per annum above the rate charged for such Facilities of such duration as we may determine unless expressly provided otherwise in any of the Bank's form, agreement or the Bank's terms and conditions for such Facilities.

Default interest, compounded on such basis as may be determined by us, is subject to our review and may be amended from time to time.

4. **Facility Fee**

A non-refundable facility fee of S$3,500 is payable upon acceptance of this Letter of Offer.

5. **Annual Fee**

An annual fee of S$1,000 (or such other amount as we may determine from time to time) shall be payable annually so long as the Facilities are being made available to you.

6. **Purpose**

RCF is to refinance your overdraft outstanding amounts with DBS and balance is for the financing of your working capital requirement. The refinance amount shall be capped at S$500,000 or the outstanding amount with DBS on the date of refinancing, whichever is lower.

LC/TR/STL are for your trade financing.

7. **Use of Facilities**

All Facilities granted in Singapore Dollars shall, unless otherwise agreed to by us, be utilised only in Singapore.

Maybank CMG SINGAPORE

8. Short Term Loan ("STL")

8.1 **Purpose**

STL is granted to refinance your existing trust receipts outstanding amounts with DBS.

8.2 **Term**

STL is for four (4) months from the date of first drawdown.

8.3 **Drawdown**

STL may be drawndown in one (1) tranche during the availability period upon completion of all legal documentation and fulfilment of conditions precedent.

Seven (7) business days' prior written notice must be given to us for drawdown.

Any amount undrawn at the end of the availability period shall deem to be cancelled.

8.4 **Interest Period**

Each interest period for the STL will be one (1) month. The first interest period will commence on the disbursement date of the STL and each subsequent interest period will commence on the expiry of its preceding interest period.

8.5 **Repayment**

STL principal is repayable by monthly instalment of such amounts as may be determined by us from time to time based on actual loan amount disbursed, together with interest thereon.

The first instalment of principal together with interest thereon shall be repaid one month after the disbursement date and each subsequent repayment of principal together with interest thereon shall be repaid at monthly intervals from that date.

8.6 **Prepayment**

Prepayment is allowed in full or in multiples and minimum of S$100,000, upon giving us not less than five (5) business days' prior written notice or payment of interest in lieu thereof.

A prepayment fee of 1.5% flat on the amounts prepaid will be charged.

Amounts prepaid will be applied towards reduction of the principal amount outstanding in the inverse order of maturity and may not thereafter be redrawn or re-borrowed.

8.7 **Cancellation Fee**

A cancellation fee of 1.5% flat on the cancelled or undrawn portion of the STL on the expiry of the availability period will be charged.

8.8 **Break-funding Cost**

A break-funding cost on the amount prepaid, repaid and/or redeemed will be charged for prepayments/repayments/redemption made other than at the end of an interest period.

Maybank CMG SINGAPORE

9. Revolving Credit Facility ("RCF")

9.1 **Drawdown**

Each drawdown may be made by your submission to us of a notice of drawdown in writing seven (7) business days prior to the proposed drawdown date.

Each drawdown must be in multiples of S$10,000 and minimum of S$100,000.

9.2 **Interest Period**

Each advance will be for a period of one (1), three (3) or six (6) months or any other period agreed to by us. In the absence of instruction from you, we may at our discretion extend the repayment date of any advance for a period of the same tenor.

9.3 **Interest Payment**

Interest accrues daily and is payable in arrears on monthly basis for each advance.

9.4 **Repayment**

The RCF is repayable on demand.

9.5 **Prepayment**

Prepayment is allowed in full or in multiples of S$100,000, upon giving us not less than seven (7) business days' prior written notice.

A break-funding cost on the amount prepaid will be charged for prepayments made other than at the end of an interest period.

10. Security

The Facilities and all monies owing shall be secured by:

(a) Fresh first legal mortgage of 2 River Valley Grove #08-01 2 RVG Singapore (the "Property") for all monies which may be owing by you to us from time to time.

(b) Fresh Assignment of rights, interest and benefits under the tenancy, rental, lease or license agreement relating to the Property and floating Charge over the mortgagors' account maintained with us for purpose of crediting the rental proceeds. Notice of assignment must be given upon default and/or at our request.

(c) Fresh continuing personal joint and several guarantee for all monies by Nge Chwee Peng and Ng Lok Kai ("Guarantor").

11. Availability

The first drawdown of the Facilities shall be made (i) within three (3) months from the date of this Letter of Offer or (ii) where any part of the Facilities is to be secured by a Property where separate title has been issued, within four (4) months from the date of this Letter of Offer, or (iii) such later date as we may agree at our absolute discretion, subject to completion of all legal documentation.

Maybank CMG SINGAPORE

12. Valuation

This offer of Facilities is subject to us receiving an up to date formal valuation of the Property (dated not earlier than three (3) months prior to the proposed date of disbursement of the Facilities) addressed to us by a valuer on our approved panel, specifying the current market value of the Property to be not less than S$2,100,000.

13. Legal Searches

The Facilities are granted subject to us being satisfied with the results of our winding-up, bankruptcy, causebook, title, property searches and all other searches as we deem necessary. In the event that any of these searches are unsatisfactory, we shall be entitled to cancel, recall or review the Facilities.

14. Changes in Constitution

The mortgage of the Property and/or any security mortgaged, charged or pledged to us or over which we have a lien or right of set-off or otherwise howsoever taken from time to time by us as security ("the securities") shall continue to be binding and enforceable notwithstanding any change in your constitution (if a firm or a limited liability partnership) whether by death, insanity, retirement, expulsion, admission or any change in your partners or otherwise and notwithstanding that the firm or limited liability partnership no longer carries on business or that the owner of the securities or any of the partners named in the securities ceases to be a partner of the firm or limited liability partnership or by any change howsoever in its constitution.

15. Review

We may at our absolute discretion from time to time review and without prior notice vary, decrease, restructure, withdraw, cancel and/or recall the Facilities or any part thereof and/or require all or part of the monies outstanding under the Facilities to be repaid.

16. Expenses

All costs and expenses whatsoever including valuation fees, abortive costs, audit confirmation costs and legal costs and disbursements of whatsoever nature incurred by us shall be borne by you irrespective of whether the Facilities herein or the Security is proceeded with or aborted for whatever reason. All costs and expenses including legal costs and expenses incurred by us in enforcing the payment of monies owing in respect of the Facilities and/or the Security shall be payable by you on a full indemnity basis.

17. Fire Insurances

You are and/or shall procure the security provider is required to, at all times:

(a) insure each Property/the assets charged/to be charged to us, at your cost, with Etiqa Insurance Pte Ltd ("**Etiqa**") (subject to Etiqa's acceptance of the risk) or such other insurance company approved by the Bank ("**Approved Insurer**") to the extent of its full insurable value against fire and such other risks as we may from time to time determine and/or require. Where such insurance is taken up with an Approved Insurer, we shall be entitled to debit an annual administrative fee of S$100 for each Property/asset from any

Maybank CMG SINGAPORE

of your accounts maintained with us upon (aa) the renewal of the Insurance Policy (defined below) or (bb) the changing of the Approved Insurer, other than to Etiqa;

(b) ensure that the insurance policy taken up with Etiqa/the Approved Insurer ("**Insurance Policy**") shall (aa) contain mortgagee, non-cancellation and loss payable clauses, (bb) name the Bank as loss payee/mortgagee, (cc) be renewable and remain in full force at all times and (dd) not be amended without the Bank's prior written approval;

(c) provide us with the originals of the Insurance Policy and evidence of premium payment and any updates to the Insurance Policy (where applicable) for so long as any of the Facilities (secured by that Property/the assets) remain outstanding; and

(d) set up and maintain a GIRO arrangement to allow Etiqa to debit your account maintained with the Bank towards payment of the insurance premium for the Insurance Policy taken up with Etiqa. A fee may be imposed for each unsuccessful debiting or the Bank may also at our discretion allow the debiting even if this results in an overdraft on your account and impose charges accordingly.

You hereby further authorise the Bank at our discretion, throughout the currency of any of the Facilities, to inter-alia:

(a) forward your application for insurance for each Property/asset on your/the security provider's behalf and to disclose to Etiqa/the Approved Insurer any information whatsoever on you/the security provider and on that Property/asset to be insured;

(b) where the Insurance Policy is taken up with the Approved Insurer, arrange for insurance to be taken up with Etiqa should the Bank not received the renewed insurance policy upon the expiry of the existing Insurance Policy;

(c) where the Insurance Policy is arranged by us to be taken up with Etiqa, debit any of your accounts maintained with us as payment of premium to Etiqa; and/or

(d) deal directly with Etiqa/the Approved Insurer as the Bank deems necessary.

For the avoidance of doubt, such authorisation in no way diminishes or alters any of your/the security provider's obligations as the insured party in respect of the insurance and the Bank is not obliged in any way to deal directly with Etiqa/the Approved Insurer in the event of your/the security provider's non-compliance with these provisions.

18. Taxes

Any goods and services tax or other levies now or hereafter imposed by law or required to be paid in respect of any monies payable to or to be received by us or any expenses to be incurred by us shall (except to the extent prohibited by law) be borne by you.

19. Opportunity to Bid and Right to Match

In the event that you or any of your subsidiaries plan for listing or require any other investment banking services, we shall be informed of such requirements and we or our affiliate shall be given the opportunity to provide a bid, and to match the best offer, for the provision of advice on the listing or the investment banking services required.

Maybank CMG SINGAPORE

20. **General Conditions**

(a) The Terms and Conditions for Banking Facilities annexed hereto (Form No. MSL-113-1022) and any other standard terms and conditions relating to any of the Facilities shall apply. Words and expressions used in this Letter of Offer shall, unless otherwise defined herein, have the same meaning ascribed to them in the Terms and Conditions for Banking Facilities and/or any other standard terms and conditions relating to any of the Facilities. In the event of any inconsistency between the terms in this Letter of Offer and that set out in the Terms and Conditions for Banking Facilities, and/or any other standard terms and conditions relating to any of the Facilities, the terms in this Letter of Offer shall apply.

(b) If we provide you with any LC, TR, SG, FBEP, OAT, TBD or BG facilities or any other banking services in relation to any trade transaction involving the trading of goods or services in which you are the buyer or seller of those goods and services (collectively, "**Trade Services**"), the following terms and conditions (each as may be amended or supplemented from time to time) will also apply to you:

(1) General Trade Terms;
(2) Standard Terms;
(3) Country Supplement (Singapore) applicable to the General Trade Terms and Standard Terms; and
(4) the terms and conditions set out in application forms for a particular Trade Service.

The above terms and conditions are incorporated by reference in this Letter of Offer and form an integral part of the agreement between you and us. Copies of (1), (2) and (3) are attached to this Letter of Offer.

In the event of any inconsistency between the terms in this Letter of Offer and those set out in the above terms and conditions, Clause 10.3 of the General Trade Terms shall apply to determine the order of precedence in respect of such documents.

(c) Where applicable and in the event where we have made payment on your behalf and/or agreed to defer your payment of all such fees, charges and/or sums in connection with the Facilities ("**Prepaid Fees**"), you shall agree to pay us all such Prepaid Fees on the settlement due date or such other earlier date as we may specify at our absolute discretion ("**Specific Due Date**").

Such funds for settlement of the Prepaid Fees shall be credited into your account maintained with us OR an account stipulated by us on or before the Specific Due Date.

(d) If we request, you must credit to an account designated by us a sum (the "**Cash Collateral**") in an amount in any currency as we may in our discretion determine under or in relation to any contingent liabilities and for all notes or bills accepted, endorsed or discounted including but not limited to any SBLC and/or BG ("**Payment Instrument**"). You agree that we may use such Cash Collateral to meet any payment under any Payment Instrument or to satisfy any and/or all payment obligations at any time due, owing or incurred by you or any of your related corporations to us and/or any of our related corporations, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity) ("**Payment Obligations**"). We are not obliged to return any Cash Collateral to you until all the Payment Obligations which the Cash Collateral is covering has been (in our opinion) satisfied or discharged in full. No interest shall accrue on the Cash Collateral unless we otherwise agree in writing.

(e) The availability of the Facilities is conditional upon the preparation, execution and delivery of legal documentation in form and substance satisfactory to us and to our solicitors.

(f) The Facilities are granted and may be availed to you subject to the availability of funds.

Maybank CMG SINGAPORE

(g) You shall open and maintain a Maybank SGD current account (the "Account") with us for the purposes of your banking transactions for so long as any sum remains owing or unpaid under the Facilities. You will:

(a) utilise the services provided by us in connection with the Account and conduct your banking transactions through us using the Account; and

(b) channel a proportionate amount of your cash management activities and banking transactions (such as transactions pursuant to treasury requirements, payments and collections, trade collections and export letters of credit), and the cash balances that come with it, to us.

The volume of your banking transactions and cash management activities shall commensurate with the amount of Facilities granted.

(h) An administrative fee of S$500 (prevailing GST will be levied) per annum is payable to us for every title deed that the Bank is safe-keeping for fully repaid facilities. The administrative fee will be deducted from your bank account(s) on an annual basis and/or payable by you upon collection of the title deed(s) from the Bank for discharging of the charge.

(i) Without prejudice to any other rights that we and/or any of our related corporations may have, we and/or any of our related corporations shall have the right (without any obligation) at any time, without prior notice, to debit your account and/or to debit the balance of the Facilities with all annual fees, late fees, minimum payment due, accrued interest, unpaid principal and interest, insurance premiums, overdue payments subject to trust receipts, term bills, outstandings in respect of performance guarantees, indemnities, bonds, fees, commissions, charges, the costs and expenses stated in this Letter of Offer and all other moneys due on the Facilities or on any facilities granted by us or any of our related corporations to you or any of your related corporations, provided no such debiting shall be deemed to be a payment of the amount due (except to the extent of any amount in credit in your account) or a waiver of any event of default under this Letter of Offer, any security documents or any other agreement relating to the Facilities. If such debiting causes your account to be overdrawn, interest shall be payable accordingly.

(j) You are required to submit to us the following prior to the first utilisation of the Facilities:

(i) a copy of your Constitution certified as a true copy by your director/company secretary.

(ii) a copy of your Certificate of Incorporation certified as a true copy by your director/ company secretary.

(iii) an extract of the Board of Directors' Resolutions/an extract of Minutes of meeting of the Directors of your company certified as true extract EITHER:-

(a) by your director and another director/your company secretary

OR

(b) by your company secretary

duly authorising:

(X) the acceptance of the Facilities upon the terms stated herein;

(Y) the appointment of an authorised signatory(ies) to execute on behalf of your company all legal documents, notices and any other documents connected with the Facilities; and

Maybank CMG SINGAPORE

(Z) that in the event that any legal document, notice or other document connected with the Facilities is to be executed by your company as a deed, any director and the company secretary of your company or any one or more directors of your company be authorised to execute such legal document, notice or other document as a deed on behalf of your company in accordance with the Companies Act 1967, Singapore and/or that the Common Seal of your company be affixed to such legal document, notice or other document in accordance with your company's Constitution.

(iv) if applicable, a memorandum of understanding from third party mortgagors upon execution of the Mortgage(s).

(v) the Guarantee duly executed by the Guarantor(s).

(vi) where a Guarantor is an individual, a copy of the NRIC of the Guarantor.

(vii) all original insurance policies and assignments required by us and evidence of payment of all premiums.

(viii) any other documents which we may reasonably require in connection with the Facilities.

Provided that we shall have the right to waive the requirement of any document or any condition and grant and advance any amount under the Facilities at any time.

21. Special Conditions

(a) The Property is for investment purposes. In the event of any change in the use of the Property, you undertake to inform us promptly within fourteen days of such change.

(b) The beneficiaries for LC/TR financing shall be restricted to non-related parties and such other companies that are acceptable to us at our sole discretion from time to time.

(c) The TR tenor shall start from the date of invoice submission.

(d) The total RCF limit or outstanding shall not exceed 100% of the Estimated Market Value ("EMV") of the Property at all times (herein defined as "Security Margin"). In the event of a breach in the Security Margin, you shall undertake to reduce the said outstanding debt or limit and/or provide additional collateral acceptable to us within fourteen (14) days from the breach, so as to ensure that the total outstanding debt or limit secured against the Property shall at all times be less than 100% of the aggregate of (i) the EMV of the Property and (ii) the current market value of any additional acceptable collateral provided.

(e) The RCF limit for financing of your working capital shall be implemented only upon perfection of legal documentation.

(f) Utilisation of RCF must be aligned with your business activities throughout the tenure of the Facilities and each drawdown shall be subject to our approval.

(g) The mortgagor shall open and maintain an account with us. All proceeds arising from any tenancy, rental, lease, licence agreements in respect of the Property and other proceeds shall be assigned and credited into this account, and at our sole discretion be utilised for payment of approved costs, repayment of loan facilities and interest costs.

(h) You are to submit your audited financial account for year ended 31 July 2022 by 31 July 2023, showing no material adverse variance between the management and audited figures.

Maybank CMG SINGAPORE

A person who is not a party to this Letter of Offer may not enforce its terms pursuant to the Contracts (Rights of Third Parties) Act 2001, Singapore.

We trust that the above arrangement is satisfactory to you.

Please confirm your acceptance of the above arrangement by signing and returning to us the duplicate copy of this Letter of Offer within 14 days from the date hereof, together with a certified true extract of your Board Resolution, in the form attached, after which date, this offer shall lapse unless an extension has been requested for and agreed to by us.

Yours faithfully
for **Maybank Singapore Limited**

Shawn Tan
Team Head
Commercial Banking

Frank Cheo
Business Development Manager
Commercial Banking

ACCEPTANCE

To: **Maybank Singapore Limited**

We refer to your Letter of Offer dated ______________.

We hereby:

(1) Accept your offer of banking facilities on the terms and conditions above stated;

(2) Authorise you to debit our account with your Branch below stated for all annual fees, late fees, minimum payment due, accrued interest, unpaid principal and interest, insurance premiums, overdue payments subject to trust receipts, term bills, outstandings in respect of performance guarantees, indemnities, bonds, fees, commissions, charges, the costs and expenses stated in this Letter of Offer and all other moneys due on the Facilities or on any facilities granted by you or any of your related corporations to us or any of our related corporations.

Our Account No : ______________
Branch : [Name of Branch]
Our solicitors are : [Name of law firm]______
Address______________
Telephone______________
Facsimile______________
Attention:______________

____
Signed by______________
for and on behalf of Kong Hwee Iron Works & Construction Pte Ltd

Date: ______________

____
Company's Rubber Stamp

Surety Confirmation

I/We refer to the Bank's letter of offer dated ________________ (**"Letter of Offer"**).

I/We are aware of the facilities granted by the Bank in the Letter of Offer (**"Facilities"**) and I/we agree to stand as surety(ies) in accordance with the terms and conditions stated in the Letter of Offer and the security documents signed and provided by me/us (**"Security Documents"**). I/We understand that if the borrower named in the Letter of Offer (**"Borrower"**) fails to pay any amount under the Facilities granted in the Letter of Offer, the Bank has the right to require me/us to pay any outstanding amount under the Facilities, together with any interest rate charged on the Facilities and all other related costs, up to such amount as I/we have agreed to provide as security for the Facilities. I/We are aware that the Bank may require me/us to pay without taking any legal action against the Borrower or selling or otherwise disposing of any assets provided as collateral for the Facilities. In addition, I/we understand that the Bank can take legal action against me/us if I/we fail to pay the amount claimed by the Bank under the Facilities. I/We confirm that the terms of the Letter of Offer and the Security Documents have been duly explained to me/us in a language I/we understand and that I/we fully understand the said terms. I/We further confirm that I/we signed the Letter of Offer and Security Documents voluntarily and without any undue influence. I/We understand and acknowledge that it is in my/our best interests to obtain independent legal advice before standing as surety(ies) for the Borrower in respect of the Facilities.

Name: Nge Chwee Peng	Name: Ng Lok Kai
NRIC:	NRIC:
Date:	Date: